GCP Applied Technologies Reports First Quarter 2017 Results

•GCP transforming to focused construction products technology company
•Darex divestiture on track for mid-year close; Darex reported in discontinued operations
•Signed definitive agreement to acquire Stirling Lloyd, a specialty liquid waterproofing company
•2017 full-year guidance:
•Net Sales, Constant Currency* growth of 5% to 8%
•Adjusted EBIT* of $145 million to $160 million
•1Q17 Net loss from continuing operations of $25.0 million; Adjusted EBIT* of $11.0 million
•1Q17 Diluted EPS from continuing operations of $(0.35); Adjusted EPS* of $(0.06)

Cambridge, MA - May 9, 2017 - GCP Applied Technologies Inc. (NYSE: GCP) today announced first quarter 2017 results.

Total GCP Applied Technologies
($ Millions)

	1Q 2017	1Q 2016	% Change
Net sales	$225.3	$237.7	(5.2)%
Net Sales, Constant Currency*	$235.4	$237.7	(1.0)%
Gross margin	37.8%	39.3%	(150) bps
Adjusted Gross Margin*	38.7%	39.4%	(70) bps
Net (loss) income from continuing operations attributable to GCP shareholders	$(25.0)	$6.0	NM
Adjusted EBIT*	$11.0	$28.1	(60.9)%
Adjusted EBIT Margin*	4.9%	11.8%	(690) bps

“In the first quarter of 2017, we began the transformation of GCP to a focused construction products technology company. We announced the expected sale of Darex Packaging Technologies and planned repositioning to improve our efficiency and effectiveness,” said President and Chief Executive Officer Gregory E. Poling. “Our revenue performance in the quarter was consistent with our expectations due to a more historic seasonal trend and project timing. Earnings were impacted by lower revenue compared to the first quarter of 2016 and expenses not incurred in the prior-year quarter, including the full costs of operating the new company and stranded costs associated with the Darex divestiture.”

“We are pleased to announce that we signed a definitive agreement to acquire Stirling Lloyd, a U.K.-based specialty liquid waterproofing company that is focused on infrastructure and the repair and renovation markets. The transaction is consistent with our strategy of bolt-on acquisitions that provide technology and growth opportunities for GCP.”

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measures.

First quarter 2017:

•
Net sales decreased 5.2% and Net Sales, Constant Currency declined 1.0% primarily due to a shift in project timing, a more traditional construction season in the first quarter of 2017, lower sales volumes and the negative impact of foreign exchange, partially offset by price increases and the impact of the acquisition of Halex Corporation

•
Gross margin of 37.8% decreased 150 basis points as a result of lower volume, mix and an inventory fair value adjustment relating to the impact of the acquisition of Halex Corporation, partially offset by pricing and productivity programs; Adjusted Gross Margin of 38.7% decreased 70 basis points as a result of lower volume and mix

•	Adjusted EBIT declined primarily due to lower Adjusted Gross Profit on a decline in sales volume and the full run-rate effect of higher expenses associated with operating the new company

•
Net loss from continuing operations was $25.0 million compared to net income from continuing operations of $6.0 million in the first quarter of 2016. The change was primarily due to lower volumes, higher expenses not incurred in the prior-year quarter, the impact of valuation allowances against certain deferred tax assets and interest expense, partially offset by lower repositioning expenses

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measures.

First Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	1Q 2017	1Q 2016	% Change
Net sales	$134.0	$137.0	(2.2)%
Net Sales, Constant Currency*	$142.7	$137.0	4.2%
Gross margin	35.7%	34.4%	130 bps
Segment operating income	$8.6	$9.9	(13.1)%
Segment operating margin	6.4%	7.2%	(80) bps

•
Net sales decreased 2.2% as volume increases in North America were partially offset by unfavorable volumes in Asia, Latin America and EMEA; Net Sales, Constant Currency, increased 4.2% as volume declines were more than offset by inflation-driven price increases in Venezuela

•	Gross margin improved 130 basis points due to pricing and productivity programs, partially offset by raw material inflation

•	Segment operating income decreased 13.1% and segment operating margin decreased 80 basis points primarily due to the full-year run-rate effect of allocated corporate and global support costs

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measures.

Specialty Building Materials
($ Millions)

	1Q 2017	1Q 2016	% Change
Net sales	$91.3	$100.7	(9.3)%
Net Sales, Constant Currency*	$92.7	$100.7	(7.9)%
Gross margin	43.3%	46.3%	(300) bps
Segment operating income	$15.2	$27.8	(45.3)%
Segment operating margin	16.6%	27.6%	(1,100) bps

•
Net sales decreased 9.3% primarily due to the impact of project timing and a more favorable construction season in the first quarter of 2016. Pricing gains and the acquisition of Halex Corporation were more than offset by lower sales volume and unfavorable currency translation; Net Sales, Constant Currency declined 7.9% as the impact of Halex sales was more than offset by sales volume declines in Building Envelope

•	Gross margin declined 300 basis points due to lower volume of high-margin products as a result of project timing, while price offset raw material inflation

•
Segment operating income of $15.2 million and segment operating margin declined due to lower volume and associated margin mix, timing of sales and marketing expenses and higher general and administrative expenses due to the full-year run-rate effect of allocated corporate and global support costs

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measures.

Restructuring and Repositioning Expenses
Restructuring expenses were $1.1 million for the first quarter of 2017. Repositioning expenses associated with the separation from W.R. Grace & Co. were $2.0 million for first quarter of 2017, consisting primarily of professional services, employee related costs, and software and IT implementation costs.

Interest Expense
GCP raised $800 million of debt during the first quarter of 2016. This resulted in net interest expense of $17.0 million for the first quarter of 2017 compared with $12.5 million for the prior-year quarter.

Income Taxes
The effective tax rate for the three months ended March 31, 2017 and 2016 was (86.6%) and 21.0%, respectively. The effective tax rate for the three-month period was unfavorable compared to the same period in 2016 primarily as a result of the Darex divestiture, due to the recording of valuation allowances against certain U.S. and Brazil deferred tax assets and a change in the Company’s assertion that it is indefinitely reinvested in Mexico.

Discontinued Operations
In the first quarter of 2017, GCP entered into a final, binding and irrevocable offer letter with Henkel to acquire the Darex segment for approximately $1.05 billion. In accordance with applicable accounting guidance for the disposal of long-lived assets, Darex met the criteria to be classified as held for sale in the first quarter of 2017. As such, the assets and liabilities related to Darex have been reclassified and reflected as "held for sale" on the Consolidated Balance Sheets for all periods presented. Additionally, Darex has been reclassified and reflected as "discontinued operations" on the Consolidated Statements of Operations and Consolidated Statements of Cash Flows for all periods presented. Corporate costs included in net loss (income) from continuing operations for the three months ended March 31, 2017 and 2016 include approximately $3.0 million and $1.6 million, respectively, that were previously allocated to the Darex operating segment.

Full-Year 2017 Outlook1
Today GCP is providing guidance for 2017 presented on a continuing operations basis adjusting for the expected sale of Darex Packaging Technologies.

Guidance
Net Sales, Constant Currency	Growth of 5% to 8%
Adjusted EBIT	$145 million to $160 million
Adjusted EPS[2]	$0.71 to $0.88
Adjusted Free Cash Flow	$40 million to $50 million

1 2017 GCP guidance figures assume January 2017 FX rates carried forward into the guidance period.
2 Assumes 71.7 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its first quarter 2017 results and full-year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available through May 16, 2017. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10104530. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency; Adjusted EBIT; Adjusted EBIT Margin; Adjusted EBITDA; Adjusted EBITDA Margin; Adjusted Free Cash Flow; Adjusted EPS; and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

***********************************************************************************************************************
About GCP Applied Technologies
GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 3,000 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual events to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding indebtedness; developments affecting GCP’s funded and unfunded pension obligations; legal and environmental proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the separation from W.R. Grace & Co.; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; costs of compliance with environmental regulation; and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available on the Internet at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2017	2016
Net sales	$225.3	$237.7
Cost of goods sold	140.0	144.5
Gross profit	85.3	93.2
Selling, general and administrative expenses	72.8	63.4
Research and development expenses	4.8	4.1
Interest expense and related financing costs	17.0	12.5
Repositioning expenses	2.0	4.3
Restructuring expenses	1.1	0.9
Other income (expense), net	1.0	(0.1)
Total costs and expenses	98.7	85.1
(Loss) income from continuing operations before income taxes	(13.4)	8.1
Provision for income taxes	(11.6)	(1.7)
(Loss) income from continuing operations	(25.0)	6.4
Income from discontinued operations, net of income taxes	8.1	11.8
Net (loss) income	(16.9)	18.2
Less: Net income attributable to noncontrolling interests	—	(0.4)
Net (loss) income attributable to GCP shareholders	$(16.9)	$17.8
Amounts Attributable to GCP Shareholders:
(Loss) income from continuing operations attributable to GCP shareholders	(25.0)	6.0
Income from discontinued operations, net of income taxes	8.1	11.8
Net (loss) income attributable to GCP shareholders	$(16.9)	$17.8
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
(Loss) income from continuing operations attributable to GCP shareholders	$(0.35)	$0.08
Income from discontinued operations, net of income taxes	$0.11	$0.17
Net (loss) income attributable to GCP shareholders	$(0.24)	$0.25
Weighted average number of basic shares	71.2	70.6
Diluted earnings per share:
(Loss) income from continuing operations attributable to GCP shareholders	$(0.35)	$0.08
Income from discontinued operations, net of income taxes	$0.11	$0.17
Net (loss) income attributable to GCP shareholders	$(0.24)	$0.25
Weighted average number of diluted shares	71.2	70.9

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$109.5	$146.1
Trade accounts receivable, less allowance of $4.6 (2016—$4.5)	169.4	166.6
Inventories	101.3	89.3
Other current assets	53.1	42.9
Current assets held for sale	120.3	108.9
Total Current Assets	553.6	553.8
Properties and equipment, net	191.5	192.2
Goodwill	115.1	114.9
Technology and other intangible assets, net	51.0	52.6
Deferred income taxes	59.0	76.9
Overfunded defined benefit pension plans	22.0	21.2
Other assets	23.7	22.4
Noncurrent assets held for sale	61.8	55.8
Total Assets	$1,077.7	$1,089.8
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Debt payable within one year	$37.9	$47.9
Accounts payable	104.7	95.4
Other current liabilities	96.9	119.5
Current liabilities held for sale	54.8	48.7
Total Current Liabilities	294.3	311.5
Debt payable after one year	782.7	783.0
Deferred income taxes	5.9	6.6
Unrecognized tax benefits	10.9	9.7
Underfunded and unfunded defined benefit pension plans	86.2	83.2
Other liabilities	13.8	13.9
Noncurrent liabilities held for sale	21.6	20.9
Total Liabilities	1,215.4	1,228.8
Commitments and Contingencies - Note 7
Stockholders' (Deficit) Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 71,450,751	0.7	0.7
Paid-in capital	17.2	11.0
Accumulated deficit	(21.6)	(4.7)
Accumulated other comprehensive loss	(135.0)	(147.6)
Treasury stock	(3.0)	(2.1)
Total GCP's Shareholders' (Deficit) Equity	(141.7)	(142.7)
Noncontrolling interests	4.0	3.7
Total Stockholders' (Deficit) Equity	(137.7)	(139.0)
Total Liabilities and Stockholders' (Deficit) Equity	$1,077.7	$1,089.8

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(In millions)	2017	2016
OPERATING ACTIVITIES
Net (loss) income	$(16.9)	$18.2
Less: Income from discontinued operations	8.1	11.8
(Loss) income from continuing operations	(25.0)	6.4
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	8.4	7.4
Amortization of debt discount and financing costs	0.8	0.5
Stock-based compensation expense	2.1	1.1
Currency and other losses in Venezuela	0.1	0.1
Deferred income taxes	8.5	(7.4)
(Gain) loss on disposal of property and equipment	(0.8)	0.7
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(0.4)	(5.5)
Inventories	(12.7)	(1.0)
Accounts payable	16.7	7.3
Pension assets and liabilities, net	1.9	1.1
Other assets and liabilities, net	(27.6)	(2.5)
Net cash (used in) provided by operating activities from continuing operations	(28.0)	8.2
Net cash provided by operating activities from discontinued operations	14.3	16.3
Net cash (used in) provided by operating activities	(13.7)	24.5
INVESTING ACTIVITIES
Capital expenditures	(12.7)	(12.7)
Other investing activities	2.9	0.1
Net cash used in investing activities from continuing operations	(9.8)	(12.6)
Net cash used in investing activities from discontinued operations	(2.4)	(1.0)
Net cash used in investing activities	(12.2)	(13.6)
FINANCING ACTIVITIES
Borrowings under credit arrangements	1.6	283.1
Repayments under credit arrangements	(13.0)	(9.1)
Proceeds from issuance of notes	—	525.0
Cash paid for debt financing costs	—	(18.2)
Share repurchase under GCP 2016 Stock Incentive Plan	(0.9)	(1.7)
Proceeds from exercise of stock options	3.5	0.2
Transfers to parent, net	—	(758.7)
Net cash (used in) provided by financing activities from continuing operations	(8.8)	20.6
Net cash provided by (used in) financing activities from discontinued operations	0.4	(5.8)
Net cash (used in) provided by financing activities	(8.4)	14.8
Effect of currency exchange rate changes on cash and cash equivalents	2.8	2.4
(Decrease) increase in cash and cash equivalents	(31.5)	28.1
Cash and cash equivalents, beginning of period	163.3	98.6
Cash and cash equivalents, end of period	131.8	126.7
Less: Cash and cash equivalents of discontinued operations	22.3	15.9
Cash and cash equivalents of continuing operations, end of period	$109.5	$110.8

Analysis of Operations
The Company has set forth in the table below GCP's key operating statistics with percentage changes for the first quarter compared with the corresponding prior-year periods. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates.  GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Adjusted EBIT (a non-GAAP financial measure) means net income from continuing operations attributable to GCP shareholders adjusted for interest income; interest expense and related financing costs; income taxes; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to certain product lines and investments; gains and losses on sales of businesses, product lines and certain other investments; third-party acquisition-related costs; tax indemnification adjustments, and certain other items that are not representative of underlying trends. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
Adjusted EBITDA (a non-GAAP financial measure) means Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
Adjusted Earnings Per Share (a non-GAAP financial measure) means earnings per share ("EPS") from continuing operations on a diluted basis adjusted for costs related to restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected return on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party acquisition-related costs; tax indemnification adjustments, other financing costs associated with the modification or extinguishment of debt; certain other items that are not representative of underlying trends; and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.
Adjusted Gross Profit (a non-GAAP financial measure) means gross profit adjusted for pension-related costs included in cost of goods sold. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

Adjusted Free Cash Flow (a non-GAAP financial measure) means net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning; taxes paid for repositioning; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, Adjusted Gross Margin, Adjusted Free Cash Flow, and Adjusted EBIT Return on Invested Capital do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

Analysis of Operations (In millions, except per share amounts)	Three Months Ended March 31,
	2017	2016	% Change
Net sales:
Specialty Construction Chemicals	$134.0	$137.0	(2.2)%
Specialty Building Materials	91.3	100.7	(9.3)%
Total GCP net sales	$225.3	$237.7	(5.2)%
Net sales by region:
North America	$111.9	$112.6	(0.6)%
Europe Middle East Africa (EMEA)	45.5	55.1	(17.4)%
Asia Pacific	51.2	54.9	(6.7)%
Latin America	16.7	15.1	10.6%
Total net sales by region	$225.3	$237.7	(5.2)%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$142.7	$137.0	4.2%
Specialty Building Materials	92.7	100.7	(7.9)%
Total GCP Net Sales, Constant Currency (non-GAAP)	$235.4	$237.7	(1.0)%
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$8.6	$9.9	(13.1)%
Specialty Building Materials segment operating income	15.2	27.8	(45.3)%
Corporate costs(B)	(10.2)	(7.7)	(32.5)%
Certain pension costs(C)	(2.6)	(1.9)	(36.8)%
Adjusted EBIT (non-GAAP)	11.0	28.1	(60.9)%
Repositioning expenses	(2.0)	(4.3)	53.5%
Restructuring expenses	(1.1)	(0.9)	(22.2)%
Pension MTM adjustment and other related costs, net	—	(2.7)	NM
Third-party acquisition-related costs	(0.4)	—	NM
Amortization of acquired inventory fair value adjustment	(1.5)	—	NM
Tax indemnification adjustments	(2.4)	—	NM
Interest expense, net	(17.0)	(12.5)	36.0%
Provision for income taxes	(11.6)	(1.7)	NM
Net (loss) income from continuing operations attributable to GCP shareholders (GAAP)	$(25.0)	$6.0	NM
Diluted EPS from continuing operations (GAAP)	$(0.35)	$0.08	NM
Adjusted EPS (non-GAAP)	$(0.06)	$0.15	NM

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

Analysis of Operations (In millions)	Three Months Ended March 31,
	2017	2016	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$47.8	$47.1	1.5%
Specialty Building Materials	39.5	46.6	(15.2)%
Adjusted Gross Profit (non-GAAP)	87.3	93.7	(6.8)%
Amortization of acquired inventory fair value adjustment	(1.5)	—	NM
Pension costs in cost of goods sold	(0.5)	(0.3)	(66.7)%
Total GCP Gross Profit (GAAP)	85.3	93.4	(8.7)%
Gross Margin:
Specialty Construction Chemicals	35.7%	34.4%	1.3 pts
Specialty Building Materials	43.3%	46.3%	(3.0) pts
Adjusted Gross Margin (non-GAAP)	38.7%	39.4%	(0.7) pts
Amortization of acquired inventory fair value adjustment	(0.7)%	—%	NM
Pension costs in cost of goods sold	(0.2)%	(0.1)%	(0.1) pts
Total GCP Gross Margin (GAAP)	37.8%	39.3%	(1.5) pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$8.6	$9.9	(13.1)%
Specialty Building Materials segment operating income	15.2	27.8	(45.3)%
Corporate and certain pension costs	(12.8)	(9.6)	(33.3)%
Total GCP Adjusted EBIT (non-GAAP)	11.0	28.1	(60.9)%
Depreciation and amortization:
Specialty Construction Chemicals	$5.1	$4.8	6.3%
Specialty Building Materials	2.9	2.2	31.8%
Corporate	0.4	0.4	—%
Total GCP	8.4	7.4	13.5%
Adjusted EBITDA:
Specialty Construction Chemicals	$13.7	$14.7	(6.8)%
Specialty Building Materials	18.1	30.0	(39.7)%
Corporate and certain pension costs	(12.4)	(9.2)	(34.8)%
Total GCP Adjusted EBITDA (non-GAAP)	19.4	35.5	(45.4)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	6.4%	7.2%	(0.8) pts
Specialty Building Materials	16.6%	27.6%	(11.0) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	4.9%	11.8%	(6.9) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	10.2%	10.7%	(0.5) pts
Specialty Building Materials	19.8%	29.8%	(10.0) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	8.6%	14.9%	(6.3) pts

Analysis of Operations (In millions)	Four Quarters Ended
	March 31, 2017	March 31, 2016
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$125.3	$157.9
Invested Capital:
Trade accounts receivable	169.4	168.4
Inventories	101.3	79.2
Accounts payable	(104.7)	(93.3)
	166.0	154.3
Other current assets (excluding income taxes and related party loans receivable)	35.0	24.0
Properties and equipment, net	191.5	182.1
Goodwill	115.1	99.7
Technology and other intangible assets, net	51.0	32.7
Investment in unconsolidated affiliate	—	—
Other assets (excluding capitalized financing fees)	19.7	17.2
Other current liabilities (excluding income taxes, restructuring, repositioning and accrued interest)	(81.4)	(76.2)
Other liabilities (excluding other postretirement benefits liability)	(13.8)	(9.1)
Total invested capital	$483.1	$424.7
Adjusted EBIT Return On Invested Capital (non-GAAP)	25.9%	37.2%
___________________________________________________________________________________________________________________
Amounts may not add due to rounding.

(A)	GCP's segment operating income includes only GCP's share of income of consolidated joint ventures.

(B)
Management allocates all costs within corporate to each segment to the extent such costs are directly attributable to the segments. Corporate costs include approximately $3.0 million and $1.6 million of allocated costs in the three months ended March 31, 2017 and 2016, respectively, that were previously reported within the Darex operating segment. Such costs did not qualify to be reclassified to discontinued operations.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, gains or losses from curtailments and terminations, and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of the GCP businesses and significantly affect the peer-to-peer and quarter-to-quarter comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of the GCP businesses. SCC and SBM segment operating income and corporate costs do not include any amounts for pension cost.

NM Not meaningful.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Three Months Ended March 31,
	2017	2016
Cash flow measure:
Net cash (used in) provided by operating activities from continuing operations	$(28.0)	$8.2
Capital expenditures	(12.7)	(12.7)
Free Cash Flow (non-GAAP)	(40.7)	(4.5)
Cash paid for repositioning	1.1	3.9
Cash paid for restructuring	0.3	1.8
Capital expenditures related to repositioning	0.8	0.9
Cash taxes related to repositioning and restructuring	—	5.9
Accelerated pension plan contributions	—	1.0
Adjusted Free Cash Flow (non-GAAP)	$(38.5)	$9.0

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended March 31,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$(0.35)				$0.08
Repositioning expenses	$2.0	$0.8	$1.2	0.02	$4.3	$1.7	$2.6	0.04
Restructuring expenses	1.1	0.3	0.8	0.01	0.9	0.3	0.6	0.01
Pension MTM adjustment and other related costs, net	—	—	—	—	2.7	1.0	1.7	0.02
Third-party acquisition-related costs	0.4	0.2	0.2	—	—	—	—	—
Amortization of acquired inventory fair value adjustment	1.5	0.6	0.9	0.01	—	—	—	—
Tax indemnification adjustments	2.4	0.9	1.5	0.02	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	(16.7)	16.7	0.23	—	(0.1)	0.1	—
Adjusted EPS (non-GAAP)				$(0.06)				$0.15